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                                                                EXHIBIT 10.1


                           INDEMNIFICATION AGREEMENT

                 This agreement, effective as of January 3, 1997 is between Bay Meadows Operating Company, a Delaware corporation (the "Company"), and F. Scott Gross ("Indemnitee").

                 Whereas, it is essential to the Company to retain and attract as directors the most capable persons available; and

                 Whereas, Indemnitee is a director of the Company; and

                 Whereas, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies; and

                 Whereas, in recognition of Indemnitee's need for substantial protection against personal liability in order to maintain Indemnitee's continued service to the Company in an effective manner and to provide Indemnitee with specific contractual assurance that the protection will be available to Indemnitee, the Company desires to provide in this Agreement for the indemnification of and the advance of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law, as set forth in this Agreement and, to the extent officers' and directors' liability insurance is maintained by the Company, to provide for the continued coverage of Indemnitee under the Company's officers' and directors' liability insurance policies;

                 Now, therefore, in consideration of the covenants contained in this Agreement and of Indemnitee's continuing service to the Company, and intending to be legally bound, the parties agree as follows:

                             ARTICLE - DEFINITIONS

                 (a)  Change in Control: shall be deemed to have occurred if
(i) any person (defined, for purposes of this Article I, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 10% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger
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or consolidation which would result in the Voting Securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 90% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company, an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets, or a plan pursuant to which (in one transaction or a series of transactions) all or substantially all the Company's assets shall be transferred to a person not wholly owned by the Company (including but not limited to a plan pursuant to which all or substantially all of the Company's assets shall be transferred to a partnership in which the Company has an interest).

                 (b) Claim: any threatened, pending or completed action suit, investigation or proceeding, and any appeal, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by the Company or any other party that Indemnitee in good faith believes might lead to the institution of any such action.

                 (c) Expenses: include, without limitation, attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

                 (d) Indemnifiable Event: any event, occurrence or circumstance related to the fact that Indemnitee is or was a director or officer of the Company, was acting as a trustee or agent of the Company at its request, or by reason of anything done or not done by Indemnitee in any such capacity.

                 (e) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors including the Special Independent Counsel referred to in Article III (or, to the fullest extent permitted by law, any other person or body appointed by the Board), who is not a party to the particular claim for which Indemnitee is seeking indemnification.

                 (f) Voting Securities: any securities of the Company which vote generally in the election of directors.



                       ARTICLE II -- AGREEMENT TO INDEMNIFY

                 (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law, as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all expenses, judgments, fines and penalties relating to or arising out of such Claim and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. The failure of Indemnitee to formally notify the Company of an Indemnifiable Event or Claim within a reasonable amount of time shall not be deemed a waiver of Indemnitee's rights under





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this Agreement if the Company has actual knowledge of such Indemnifiable Event or Claim. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. If so requested by Indemnitee, the Company shall advance (within five business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

                 (b) Notwithstanding the foregoing, (i) the obligations of the Company under Article II(a) shall be subject to the condition that any Reviewing Party shall not have determined (in a written opinion, in any case in which the Special Independent Counsel referred to in Article III is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to
Article II(a) shall be subject to the condition that if, when and to the extent that any Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby undertakes to reimburse the Company in such a case) for all such amounts paid; provided, however, that if Indemnitee commences, or has commenced, legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by a Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made (as to which all rights of appeal have been exhausted or lapsed). If there has not been a Change in Control, a Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, a Reviewing Party shall be Special Independent Counsel referred to in Article III. If there has been no appointment or no determination by a Reviewing Party or if a Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in California or Delaware having subject matter jurisdiction and in which venue is proper seeking an initial determination by the court or challenging any such determination by the court or challenging any such determination by the Reviewing Party, including the legal or factual basis, and the Company consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

                 (c) Notwithstanding the foregoing and as a condition to making Expense Advances to Indemnitee for legal fees, the Company shall, in its sole discretion, select the attorney or attorneys to represent and defend Indemnitee unless (i) the Company fails to fulfill its obligations make Expense Advances; (ii) the Company, in its sole discretion, agrees to permit Indemnitee to select his or her own attorney or attorneys; or (iii) a conflict of interest arises between the Company and Indemnitee, in which case Indemnitee shall select his or her own attorney, subject to the Company's reasonable approval.

                        ARTICLE III - CHANGE IN CONTROL

                 The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters





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thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, the Company's Articles of Incorporation, or the Company's Bylaws in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from "Special Independent Counsel" selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with such matters). Such Special Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and may fully indemnify such Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement.

                 ARTICLE IV - ESTABLISHMENT OF LETTER OF CREDIT

                 The Company's obligations to make indemnity payments and Expense Advances to Indemnitee under this Agreement shall be secured by a letter of credit in the amount of $1,000,000 which shall also secure the Company's indemnity payment and expense advance obligations to Eugune F. Barsotti, Jr., Greg S. Gunderson, John C. Harris, F. Jack Liebau, Lee Tucker and Anthony J. Zidich (along with Indemnitee, the "Current Directors") and Frank Trigeiro, each of whom, along with Indemnitee, shall be named a beneficiary of the letter of credit. Such letter of credit shall be established no later than ten (10) days after the date of this Agreement and shall remain in place for an initial period of one year or, if less, until any four of the Current Directors, one of which may but need not be the Indemnitee, at their sole election, consent to the termination of such letter of credit. If, after the initial or any subsequent period, such letter of credit is not renewed for a subsequent period, any four of the Current Directors shall have the right to draw the full amount thereof to hold as cash collateral securing the obligations under this Agreement. The letter of credit shall additionally provide that draws may be made by any four of the Current Directors, one of which may but need not be the Indemnitee, upon their certification that (a) Indemnitee is entitled to indemnity or Expenses Advances under this Agreement,
(b) Indemnitee has demanded the amount being drawn from the Company in writing, and (c) the Company has not paid the full amount within the time required by this Agreement. Recourse to the letter of credit shall be in addition to, and not in lieu of, any manner otherwise available for enforcement of this Agreement and nothing in this Article shall relieve the Company of any of its obligations under this Agreement.

                        ARTICLE V - ADDITIONAL EXPENSES

                 To the fullest extent permitted by law, the Company shall indemnify Indemnitee against any and all Expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within five business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any Claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, the Company's Bylaws or Articles of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense advance or insurance recovery, as the case may be.





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                ARTICLE VI - PARTIAL INDEMNITY AND CONTRIBUTION

                 (a) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount, the Company shall nevertheless indemnify Indemnitee for the portion to which Indemnitee is entitled.
Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with those defenses. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                 (b) In the event that the Company is not obligated to make indemnity payments and Expense Advances under this Agreement, the Company's Bylaws or the Delaware General Corporation Law, contribution as between the Company and Indemnitee toward any judgment or settlement relating to a Claim by reason of (or arising in part out of) an Indemnification Event shall be based upon the relative benefits to and faults of each of the parties involved.

                         ARTICLE VII - NO PRESUMPTIONS

                 For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

                         ARTICLE VIII - NONEXCLUSIVITY

                 The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Articles of Incorporation, Bylaws, the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation or Bylaws or this Agreement, to the fullest extent permitted by law it is the intent of the parties to that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change immediately upon the occurrence of such change without further action by the Company or Indemnitee.

                             ARTICLE IX - INSURANCE

                 To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. The Company agrees to make demand on such policies or all of such policies which may be applicable in the event it may also have an indemnification obligation under this Agreement.





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                         ARTICLE X - LIMITATIONS PERIOD

                 No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

                            ARTICLE XI - AMENDMENTS

                 No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver.

                           ARTICLE XII - SUBROGATION

                 The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable.

                         ARTICLE XIII - BINDING EFFECT

                 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors, assigns, including any direct or indirect successors by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or continues to act as a trustee or agent of the Company at its request.

                           ARTICLE XIV - SEVERABILITY

                 The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions shall not be in any way impaired, and shall remain enforceable to the fullest extent permitted by law.





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                              ARTICLE XV - NOTICES

                 All notices, requests, demands, and other communications shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                 If to Indemnitee, to:____________________________

                                      _____________________________

                                      _____________________________



                 If to Company, to:   Bay Meadows Operating Company
                                      2600 South Delaware Street
                                      San Mateo, CA  94402
                                      Attn:  President

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

                          ARTICLE XVI - GOVERNING LAW

                 This Agreement shall be governed by and construed and enforced in accordance with the laws of California applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

                 In Witness Whereof, the parties have duly executed and delivered this Agreement this 3rd day of January, 1997.

                                          BAY MEADOWS OPERATING COMPANY

                                          By:________________________________

                                          Title:_____________________________

                                          INDEMNITEE


                                           /s/ F. Scott Gross
                                           ----------------------------------
                                               F. Scott Gross





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